Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	ScION 2 Sponsor LLC
Address of Joint Filer:	c/o ScION Tech Growth II 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom
Relationship of Joint Filer to Issuer:

10% Owner, Director (Director by Deputization). Mr. Pignataro and Mr. Cestar are members of the board of directors of the Issuer. ScION 2 Sponsor LLC may be deemed a director by deputization as a result of the service of Mr. Pignataro and Mr. Cestar.

Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth II [SCOB]
Date of Event Requiring Statement: (Month/Day/Year):	2/9/2021

Name of Joint Filer:	Andrea Pignataro
Address of Joint Filer:	c/o ScION Tech Growth II 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom
Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer
Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth II [SCOB]
Date of Event Requiring Statement: (Month/Day/Year):	2/9/2021

Name of Joint Filer:	Mathew J. Cestar
Address of Joint Filer:	c/o ScION Tech Growth II 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom
Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer
Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth II [SCOB]
Date of Event Requiring Statement: (Month/Day/Year):	2/9/2021